Exhibit 99.1

For Immediate Release

China TransInfo Technology Corp.	CCG Investor Relations Inc.
Ms. Fan Zhou, IR Director	Mr. Crocker Coulson, President
Phone: +86-10-82671299 ext 8033	Phone: +1-646-213-1915 (New York)
Email: ir@ctfo.com	Email: crocker.coulson@ccgir.com
Web site: www.ccgirasia.com

China TransInfo Announces Record Third Quarter Results

Beijing, China – November 12, 2009, China TransInfo Technology Corp., (NASDAQ: CTFO), ("China TransInfo" or "the Company"), a leading provider of public transportation information systems technology and comprehensive solutions in the People’s Republic of China (“PRC”), today announced its financial results for the third quarter ended September 30, 2009.

Third Quarter 2009 Highlights

  Revenues increased 115.0% to $19.2 million, from $8.9 million in the comparable period of 2008.

  Gross profit increased 49.1% to $7.4 million, as compared to $4.9 million for the same period of last year.

  Operating income grew 28.0% to $4.3 million, from $3.3 million for the same period of last year.

  Net income attributable to China TransInfo increased 28.3% to $4.0 million, or $0.18 per fully diluted share, as compared to $3.1 million, or $0.14 per fully diluted share, in the comparable period of 2008.

  Expanded further into the transportation systems market in China by acquiring a 35.17% of the equity interest in Beijing UNISITS Technology Co. Ltd. (“UNISITS”).

  Launched TransPLE Passenger Flow Statistic, Detecting and Analysis System (“TransPLE”) and China’s first multi-city real-time traffic website (www.palmcity.cn) and mobile phone software with initial coverage in Chinese cities, including Beijing, Shanghai, Chongqing, Chengdu, and Wuhan.

  Awarded a RMB 31.8 million (approximately $4.7 million) contract by the Wuhan Municipal Transportation Management Bureau to construct a transportation management system (the “Wuhan Project”).

  Established a subsidiary in Chongqing and opened a branch in Hangzhou.

  Transferred the listing of its common stock to the Nasdaq Global Market from the Nasdaq Capital Market.

November 12, 2009	CTFO Reports Q3 2009 Results	page 2

“During the third quarter of 2009, we achieved strong progress in many of our key business segments,” said Mr. Shudong Xia, Chief Executive Officer of China TransInfo. “Our newly launched TransPLE and multi-city real-time traffic website and mobile phone software are backed by our proprietary advanced technologies. Both applications feature strong market potential in their respective niches. In addition to our geographic expansion in Hangzhou and Chongqing, we have continued to improve our business presence in our existing markets, including the recently announced RMB 31.8 million (approximately $4.7 million) contract with the Wuhan government to construct a transportation management system. Through our controlling interest in UNISITS, we expect to further increase our market penetration and tap the potentially lucrative domestic expressway information service market.”

Third Quarter 2009 Results

During the three months ended September 30, 2009, revenues increased 115.0% to $19.2 million, from $8.9 million during the same quarter of 2008, primarily due to increased business and brand recognition in the transportation information sector. Revenues from our transportation, digital city, and land & resource segments accounted for 90.7%, 4.1%, and 5.1% of total revenues, respectively.

Gross profit increased 49.1% to $7.4 million, as compared to $4.9 million in the same period of 2008. Gross margin decreased to 38.4% from 55.4% in the comparable period of 2008, mainly due to the inclusion of UNISITS’ financials in the Company’s consolidated financial statements since UNISITS concentrates on lower margin traffic engineering E&M systems for expressways in China. Our legacy business continues to remain strong with gross margins above 50% in the three months ended September 30, 2009.

Selling, general and administrative expenses were $3.1 million, as compared to $1.6 million in the third quarter of 2008, including a $0.5 million increase in selling expenses to $0.6 million. Beginning in 2009, the Company strategically increased its marketing budget to grow its brand awareness in the transportation information sector. For example, the Company has attended more industry trade shows and conferences in 2009 than in previous years. General and administrative expenses were approximately $2.5 million, as compared to $1.5 million in the same period of 2008. The significant increase in general and administrative expenses was mainly due to increased staffing levels, additional research and development initiatives, and higher professional fees associated with being a public company.

Operating income increased 28.0% to $4.3 million, or 22.2% of revenue, from $3.3 million, or 37.3% of revenue, in the third quarter of 2008.

Net income attributable to the Company increased 28.3% to $4.0 million, or $0.18 per fully diluted share, compared to net income of $3.1 million, or $0.14 per fully diluted share, during the same quarter of 2008. Adjusted net income attributable to the Company excluding non-cash expenses was $4.0 million, or $0.18 per fully diluted share, compared to $3.2 million, or $0.15 per fully diluted share, in the same period last year.

November 12, 2009	CTFO Reports Q3 2009 Results	page 3

The diluted weighted average number of shares outstanding increased from 21.5 million in the third quarter of 2008 to 22.6 million in the quarter ended September 30, 2009 mainly due to the issuance of additional shares from the private placement in July 2008.

Nine Months 2009 Results

In the nine months ended September 30, 2009, revenues increased 88.7% to $35.3 million, as compared to $18.7 million in the same period of 2008. Gross profit increased 47.3% to $15.4 million, from $10.4 million in the comparable period of 2008. Gross margin was 43.6%, as compared to 55.8% in the year ago period. Operating income rose 16.6% to $8.6 million, as compared to $7.3 million in the same period last year. Net income attributable to China TransInfo increased 18.0% to $8.2 million, or $0.37 per fully diluted share, from $7.0 million, or $0.34 per fully diluted share, in the comparable period last year. Adjusted net income attributable to China TransInfo excluding non-cash expenses was $8.4 million, or $0.38 per share on a fully diluted basis, compared to $7.1 million, or $0.35 per share on a fully diluted basis, in the same period of 2008.

Financial Condition

As of September 30, 2009, cash and cash equivalents excluding restricted cash totaled $21.1 million as compared to $16.1 million on December 31, 2008. In addition, the Company reported working capital of $39.1 million and total current liabilities of $47.4 million. Stockholders’ equity totaled $69.6 million, up from $47.6 million at the end of 2008.

Net cash used in operations was $2.4 million for the nine months ended September 30, 2009, compared with net cash provided by operations of $1.3 million for the same period in 2008.

Business Outlook

“In addition to launching our TransPLE and real-time traffic website, we recently added our mobile phone application, Palmcity Live-Traffic, to China Telecom’s Surfing Space AppMarket. As a result, we are well-positioned to benefit from China’s rapidly developing transportation infrastructure and growth in private vehicle ownership. As of September 30, 2009 our contract backlog was approximately $60 million, which we believe will enable us to meet our financial goals for 2009. In addition, we are very pleased with our controlling position in UNISITS, which is expected to further expand our footprint in the transportation systems market in China,” commented Mr. Xia.

As a result of the strong top line growth in the first nine months of 2009 as well as our consolidation of UNISITS’ financials, China TransInfo has increased its fiscal year 2009 revenue guidance under US GAAP from previously announced $45.0 million to approximately $55.0 million and now expects net income, excluding amortizations of intangible assets from acquisitions as well as non-cash share-based compensation, to be between $13.3 to $13.5 million for fiscal year 2009.

November 12, 2009	CTFO Reports Q3 2009 Results	page 4

Conference Call

China TransInfo will host a conference call at 8:00 a.m. Eastern time on Thursday, November 12, 2009 to discuss its third quarter 2009 results. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-888-339-2688. International callers should dial +1-617-847-3007. When prompted by the operator, mention conference pass code 809 092 57.

If you are unable to participate in the call at this time, a replay will be available for seven days after the call is held. To access the replay, please dial 1-888-286-8010 or +1-617-801-6888 from outside the US and enter pass code 226 532 06.

In addition, the call will be broadcast live over the internet via the following link:

http://www.chinatransinfo.com/WebCast.aspx?sortId=44&sortPId=5

Use of Non-GAAP Financial Information

GAAP results for the three month and nine month periods ended September 30, 2009 include non-cash share based compensation and amortization of intangible assets from acquisitions. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, which is adjusted net income and adjusted earnings per share, excluding the impact of these items in this release. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. Management believes that these non-GAAP financial measures are useful to investors because they exclude non-cash expenses that management excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes that these non-GAAP measures reflect the essential operating activities of the Company. In addition, the provision of these non-GAAP measures allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded. A reconciliation of adjustments to GAAP results appears below. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

November 12, 2009	CTFO Reports Q3 2009 Results	page 5

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the “Group Company”) and the Group Company’s PRC operating subsidiaries, is primarily focused on providing transportation information services and comprehensive solutions based on GIS technologies. The Company aims to become the largest transportation information products and comprehensive solutions provider, as well as the largest real time transportation information platform operator and provider in China. In addition, the Company is developing its transportation system to include Electronic Toll Collection (ETC) technology. As the co-formulator of several transportation technology national standards, the Company owns software copyrights for 88 software products and has won 5 of the 10 model cases sponsored by the PRC Ministry of Communications. The Company’s affiliation with Peking University provides the Company access to the University’s GeoGIS Research Laboratory, including over 30 Ph.D. researchers. As a result, the Company is playing a key role in setting the standards for electronic transportation information solutions. For more information, please visit the Company’s website at www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

—FINANCIAL TABLES FOLLOW—

November 12, 2009	CTFO Reports Q3 2009 Results	page 6

CHINA TRANSINFO TECHNOLOGY CORP. AND ITS SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues	$19,165,553	$8,913,514	$35,256,869	$18,685,813
Cost of revenues	11,809,948	3,979,049	19,896,690	8,258,137
Gross profit	7,355,605	4,934,465	15,360,179	10,427,676
Operating Expenses	3,097,483	1,607,712	6,797,818	3,085,992
Income from operations	4,258,122	3,326,753	8,562,361	7,341,684
Other income (expense):
Interest income	18,909	23,575	51,392	50,759
Interest expense	-42,038	-66,066	-132,027	-75,983
Subsidy income	188,829	305,804	308,113	305,804
Other incomes – net	52,433	4,239	59,301	-
Total other income (expense)	218,133	267,552	286,779	280,580
Net income before income taxes	4,476,255	3,594,305	8,849,140	7,622,264
Income tax expenses:
Current	94,980	-	109,946	-
Deferred	-9,116	109,864	-	49,971
Total income tax expense (benefit)	85,864	109,864	109,946	49,971
Net income including noncontrolling interest	4,390,391	3,484,441	8,739,194	7,572,293
Less: Net income attributable to noncontrolling interests	415,114	386,900	515,588	601,691
Net income attributable to CTFO	$3,975,277	$3,097,541	$8,223,606	$6,970,602
Weighted average CTFO shares of outstanding -
Basic	22,333,000	21,325,245	22,245,288	20,175,820
Diluted	22,579,496	21,522,431	22,485,924	20,393,171
Earnings per share attributable to CTFO common shareholders -
Basic	$0.18	$0.15	$0.37	$0.35
Diluted	$0.18	$0.14	$0.37	$0.34
Comprehensive income
Net income including noncontrolling interest	$4,390,391	$3,484,441	$8,739,194	$7,572,293
Translation adjustments	-283,124	47,347	-388,589	1,375,751
Comprehensive income	$4,107,267	$3,531,788	$8,350,605	$8,948,044
Comprehensive income attributable to noncontrolling interest	$415,114	$386,900	$515,588	$601,691
Comprehensive income attributable to CTFO	$3,692,153	$3,144,888	$7,835,017	$8,346,353

November 12, 2009	CTFO Reports Q3 2009 Results	page 7

CHINA TRANSINFO TECHNOLOGY CORP. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	30-Sep-09	31-Dec-08
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$21,125,873	$16,122,464
Restricted cash	2,261,141	1,209,542
Accounts receivable, net	15,313,210	7,735,742
Inventory	301,140	23,775
Cost and estimated earnings in excess of billings on uncompleted contracts	28,066,671	11,912,285
Prepayments	9,709,570	3,647,731
Other receivable	8,575,034	2,940,404
Deferred tax assets	218,417	211,708
Other current assets	903,644
Total current assets	86,474,700	43,803,651

Long-term investments	6,990,560	278,730

Property and equipment, net	9,786,144	9,874,005

Intangible assets, net	4,097,928	1,490,807

Goodwill	9,834,668	3,095,017

Other non-current assets	439,449	147,607

Total assets	$117,623,449	$58,689,817

November 12, 2009	CTFO Reports Q3 2009 Results	page 8

	30-Sep-09	31-Dec-08
	(Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$20,959,687	$5,518,402
Notes payable	7,481,700	2,934,000
Due to related parties	73,946	528,485
Billings in excess of costs and estimated earnings on uncompleted contracts	12,066,028	846,971
Deferred revenue	129,220	214,256
Other payable	4,653,184	149,282
Accrued liabilities	1,993,930	881,484
Total current liabilities	47,357,695	11,072,880

Long-term liability	668,219	-

Total Liabilities	48,025,914	11,072,880

Commitments and contingencies

Stockholders' equity:
China TransInfo Technology Corp.
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized and 0 shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 150,000,000 shares authorized , 22,402,989 and 22,187,314 issued and outstanding, respectively	22,403	22,187
Additional paid-in capital	24,930,192	24,654,890
Retained earnings	27,197,830	18,974,224
Accumulated other comprehensive gain - translation adjustments	2,111,304	2,499,893
Total China TransInfo Technology Corp. shareholders' equity	54,261,729	46,151,194
Noncontrolling interest	15,335,806	1,465,743

Total stockholders' equity	69,597,535	47,616,937

Total liabilities and stockholders' equity	$117,623,449	$58,689,817

November 12, 2009	CTFO Reports Q3 2009 Results	page 9

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL DATA

	For the three months ended				For the nine months ended
	30-Sep-09		30-Sep-08		30-Sep-09		30-Sep-08

	Net Income	Diluted	Net Income	Diluted	Net Income	Diluted	Net Income	Diluted
		EPS		EPS		EPS		EPS
Adjusted Amount	4,049,363	0.18	3,161,487	0.15	8,432,861	0.38	7,133,174	0.35

Adjustments
Amortization of intangible assets from acquisitions (1)	18,594	0.00	4,348	0.00	27,315	0.00	5,803	0.00
Non-cash share based compensation	55,542	0.00	59,598	0.00	181,940	0.01	156,769	0.01
Amount per consolidated statement of operations	3,975,227	0.18	3,097,541	0.14	8,223,606	0.37	6,970,602	0.34

1) Amortizations of intangible assets from acquisitions includes amortizations of intangible assets from acquisitions of China TranWiseway in 2008 and UNISITS in 2009

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